Exhibit 10.1

ASSIGNMENT

This Assignment (this “Assignment”) is effective as of 6:20 a.m., Eastern Daylight Time, on April 1, 2013 (the “Effective Time”), by and between ANADARKO E&P ONSHORE LLC, a Delaware limited liability company (“Assignor”), and ANADARKO USH2 LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.	Assignor is a party to the AEP Indemnification Agreement (“Indemnification Agreement”) dated March 1, 2013, between Assignor and Western Gas Holdings, LLC.

B.	Assignor and Assignee are both indirect wholly owned subsidiaries of Anadarko Petroleum Corporation (“Anadarko”).

C.

In connection with the internal restructuring of certain subsidiaries of Anadarko, Assignor wishes to assign, and Assignee wishes to accept, Assignor’s rights and obligations under the Indemnification Agreement.

NOW THEREFORE, in consideration of the terms and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as of the Effective Time as follows:

1.	Assignment. Assignor assigns, transfers, and conveys to Assignee all of its rights, duties and obligations under the Indemnification Agreement (the “Assigned Rights and Obligations”).

2.

Assumption. Assignee assumes all of the Assigned Rights and Obligations, and agrees to be bound by the same terms and conditions in the Indemnification Agreement that apply to Assignor with respect to the Assigned Rights and Obligations.

3.

Miscellaneous. This Assignment shall be effective as of the Effective Time and shall be binding upon and inure to the benefit of the parties hereto and their successors in interest and assigns. This Assignment may not be amended, supplemented, altered, or modified except by an instrument in writing signed by each of the parties hereto. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument. A digital or facsimile counterpart of this Assignment shall be sufficient to bind a party hereto to the same extent as an original. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of law (whether of the State of New York or otherwise) that would result in the application of the laws of any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the Effective Time.

ASSIGNOR:

ANADARKO E&P ONSHORE LLC

By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President

ASSIGNEE:

ANADARKO USH2 LLC

By:	/s/ Robert G. Gwin
Robert G. Gwin
President

ACKNOWLEDGMENT:

WESTERN GAS HOLDINGS, LLC

By:	/s/ Donald R. Sinclair
Donald R. Sinclair
President and Chief Executive Officer

SIGNATURE PAGE TO ASSIGNMENT